Exhibit 10.3

AXOGEN, INC.

PERFORMANCE-BASED RESTRICTED STOCK UNITS NOTICE

INDUCEMENT AWARD

Name of Grantee:	Michael Dale

This Notice evidences the award of performance-based restricted stock units (each, a “PSU” and collectively, the “PSUs”) of Axogen, Inc., a Minnesota corporation (the “Company” or “Axogen”), that have been granted to you and conditioned upon your agreement to the terms of the attached Restricted Stock Units Agreement (the “Agreement”). The award of PSUs (the “Award”) is intended as a material inducement to you becoming an Employee and this Award is intended to qualify as an employment inducement grant under NASDAQ Listing Rule 5635(c)(4) and the official guidance thereunder. This Notice constitutes part of and is subject to the terms and provisions of the Agreement, which is incorporated by reference herein. Each PSU is equivalent in value to one share of the Company’s Common Stock and represents the Company’s commitment to issue one share of the Company’s Common Stock at a future date, subject to the terms of the Agreement. The PSUs are credited to a separate account maintained for you on the books and records of the Company (the “Account”). All amounts credited to the Account will continue for all purposes to be part of the general assets of the Company.

Grant Date: August 9, 2024

Performance Period: Set forth on Exhibit A

Target Number of PSUs: 150,000

Performance-Based PSUs: The Target Number of PSUs stated above reflects the target number of PSUs that may vest pursuant to this Notice and the Agreement. The number of PSUs ultimately paid out to you will range from 0% to 100% of the Target Number of PSUs as determined based on the terms contained on the attached Exhibit A and based upon the Company’s achievement of the performance goal set forth on Exhibit A (the “Performance Goal”).

“Certification Date” means the date on which the Committee certifies whether the Performance Goals have been met.

Vesting Upon Termination of Service: The following shall apply if your Service terminates during the Performance Period:

(i)

Upon the termination of your Service during the Performance Period for any reason other than due to your termination by the Company without Cause or your Qualified Retirement that satisfies the requirements of Section 4 of the Agreement, none of the Target Number of PSUs will be eligible to vest.

(ii)

Upon the termination of your Service during the Performance Period due to your termination by the Company without Cause, if the Performance Goal has already been achieved at the time of such termination, then the PSUs will vest in accordance with the schedule on Exhibit A.

(iii)

Upon the termination of your Service during the Performance Period due to your termination by the Company without Cause, if the Performance Goal has not been achieved at the time of your termination, then none of the Target Number of PSUs will be eligible to vest and the PSUs will be forfeited in their entirety as of such termination of your Service.

(iv)

Upon termination of your Service during the Performance Period due to a Qualified Retirement that satisfies the requirements of Section 4 of the Agreement, the PSUs will be subject to the terms of Section 4 of the Agreement.

In addition, you hereby agree that, notwithstanding the terms of any employment agreement, employment offer letter, severance agreement or other severance arrangements between you and the Company or any of its Affiliates (each, a “Severance Arrangement”), the PSUs shall not be subject to any additional acceleration of vesting pursuant to the terms of any Severance Arrangement or any subsequent severance plan or arrangement adopted by or implemented by the Company or any of its Affiliates or any of their successors.

Vesting Upon a Change in Control: Notwithstanding anything to the contrary in this Notice or the Agreement, if you remain in continuous Service until the closing of a Change in Control, the Target Number of PSUs eligible to vest during the Performance Period before the closing of the Change in Control will be determined by the Committee in its sole discretion in accordance with Exhibit A, effective as of immediately prior to the closing of the Change in Control.

/s/ Lindsey Peterson	8/9/2024
Axogen, Inc.	Date

I acknowledge that I have carefully read the Agreement. I agree to be bound by all of the provisions set forth in the Agreement. I also consent to electronic delivery of all notices or other information with respect to the PSUs or the Company.

/s/ Michael Dale	8/9/2024
Signature of Grantee	Date

AXOGEN, INC.

PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT

INDUCEMENT AWARD

1. Terminology. Unless otherwise provided in this Agreement, capitalized terms used herein are defined in Glossary at the end of this Agreement.

2. Vesting. All of the PSUs are nonvested and forfeitable as of the Grant Date. The PSUs will become vested and nonforfeitable in accordance with the vesting terms and conditions set forth in the Notice and Exhibit A. Except for the circumstances, if any, described in the Notice, or as otherwise provided in Section 4 below, none of the PSUs will become vested and nonforfeitable after your Service ceases. Any PSUs that do not satisfy the Performance Goals during the Performance Period, unless forfeited earlier, will be forfeited immediately upon the Certification Date for the full Performance Period upon which the Committee determines that such Performance Goals have not been achieved.

3. Termination of Service. Except as otherwise provided in Section 4 below, or as otherwise provided in the Notice, if your Service with the Company ceases for any reason, all PSUs that are not then vested and nonforfeitable will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration therefor and you will have no further right, title or interest in or to such PSUs or the underlying shares of Common Stock.

4. Qualified Retirement. If your title with the Company as of the Grant Date of the PSUs is Vice President or above, in the event your Service with the Company ceases by reason of a Qualified Retirement during the Performance Period, and such Qualified Retirement occurs on a date that is at least twelve (12) months following the Grant Date, (i) if you have at least ten (10) years of continuous Service but less than fifteen (15) years of continuous Service as of the date of your Qualified Retirement, then the Target Number of PSUs will continue to be eligible to become vested and nonforfeitable based on actual performance in accordance with the vesting terms and conditions set forth in the Notice and Exhibit A; provided, that the Target Number of PSUs that are eligible to vest shall be pro-rated based on the number of days of your Service in the Performance Period (and for the avoidance of doubt, any pro-rated amount for a partial Calendar Year during which the Qualified Retirement occurs will be eligible to vest based on actual performance for such Calendar Year) and (ii) if you have at least fifteen (15) years of continuous Services as of the date of your Qualified Retirement, then the full Target Number of PSUs will continue to be eligible to become vested and nonforfeitable during the Performance Period based on actual performance in accordance with the vesting schedule set forth in the Notice. Notwithstanding the foregoing, all vesting shall cease and any remaining PSUs that are not then vested and nonforfeitable will be forfeited to the Company immediately and automatically upon your death.

5. Restrictions on Transfer. Neither this Agreement nor any of the PSUs may be assigned, transferred, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and the PSUs shall not be subject to execution, attachment or similar process. All rights with respect to this Agreement and the PSUs shall be exercisable during your lifetime only by you or your guardian or legal representative. Notwithstanding the foregoing, the PSUs, to the extent outstanding, may be transferred upon your death by last will and testament or under the laws of descent and distribution. Notwithstanding the foregoing, except as otherwise restricted by applicable law, the Committee may, but need not, permit the PSUs to be transferred to one of your Family Members (as defined below) as a gift or pursuant to a domestic relations order in settlement of marital property rights. The Committee shall not permit any transfer of the PSUs for value. For purposes of this Section 5, “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or you) control the management of assets, and any other entity in which these persons (or you) own more than 50% of the voting interests. The following transactions are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or you) in exchange for an interest in that entity.

6. Settlement of PSUs.

(a) Manner of Settlement. You are not required to make any monetary payment (other than applicable tax withholding, if required) as a condition to settlement of the PSUs. The Company will issue to you, in settlement of your PSUs and subject to the provisions of Section 7 below, the number of whole shares of Common Stock that equals the number of whole PSUs that become vested, and such vested PSUs will terminate and cease to be outstanding upon such issuance of the shares. Upon issuance of such shares, the Company will determine the form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) and may deliver such shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason.

(b) Timing of Settlement. Your PSUs, to the extent vested, will be settled by the Company, via the issuance of Common Stock as described herein, within thirty (30) days following the Certification Date on which the Committee certifies that the Performance Goal has been met and that the PSUs have vested (the “Issuance Date”). In no event will you be permitted, directly or indirectly, to designate the Issuance Date. However, if a scheduled Issuance Date falls on a Saturday, Sunday or federal holiday, such Issuance Date shall instead fall on the next following day that the principal executive offices of the Company are open for business. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by your PSUs are scheduled to be issued on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s Common Stock in the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then, solely to the extent permitted by Section 409A (as defined below), such shares shall not be issued and delivered on such Original Distribution Date and shall instead be issued and delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than December 31st of the calendar year in which the Issuance Date occurs, or if later, by the 15th day of the third calendar month of the calendar year following the Issuance Date, or if later, by the 15th day of the third calendar month of the calendar year following the Issuance Date.

7. Tax Withholding. On or before the time you receive a distribution of the shares subject to your PSUs, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your PSUs (the “Withholding

Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your PSUs by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Agreement to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the PSUs with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section 6 of this Agreement) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed, by more than the Fair Market Value of one share of Common Stock, the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock. In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

8. Adjustments for Corporate Transactions and Other Events.

(a) Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting Axogen (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of Axogen (each, a “Share Change”) that occurs at any time after the Grant Date, the Committee shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities on which the Award is granted, (ii) the number of shares of Common Stock or other securities covered by the Award and other relevant terms of the Award, and (iii) all other numerical limitations relating to the Awards; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b) Discretionary Adjustments. In the case of Corporate Events, the Committee may make such other adjustments to the Award as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of the Award in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of the Award, as determined by the Committee in its sole discretion, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of Axogen and securities of entities other than Axogen) for the shares of Common Stock subject to the Award, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Committee, of the surviving or successor entity or a parent thereof (“Substitute Awards”).

(c) Adjustments to Performance Goals. The Committee may, in its discretion, adjust the Performance Goal applicable to the Award to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in Axogen’s consolidated financial statements, notes to the consolidated financial statements, management’s discussion and analysis or other Axogen filings with the Securities and Exchange Commission. If the Committee determines that a change in the business, operations, corporate structure or capital structure of Axogen or the applicable subsidiary, business segment or other operational unit of Axogen or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance Goals to be unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(d) Statutory Requirements Affecting Adjustments. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 8 to the Award that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to this Section 8 that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Award either (A) continues not to be subject to Section 409A of the Code or (B) complies with the requirements of Section 409A of the Code; and (iii) in any event, the Committee shall not have the authority to make any adjustments pursuant to this Section 8 to the extent the existence of such authority would cause the Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto.

(e) Dissolution or Liquidation. Unless the Committee determines otherwise, the Award shall terminate upon the dissolution or liquidation of Axogen.

9. Non-Guarantee of Employment or Service Relationship. Nothing in this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any nonvested and forfeitable PSUs or any other adverse effect on your interests.

10. Rights as Stockholder. You shall not have any of the rights of a stockholder with respect to any shares of Common Stock that may be issued in settlement of the PSUs until such shares of Common Stock have been issued to you. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 8 of this Agreement.

11. The Company’s Rights. The existence of the PSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. Restrictions on Issuance of Shares. The issuance of shares of Common Stock upon settlement of the PSUs shall be subject to and in compliance with all applicable requirements of federal, state, or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the PSUs shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the PSUs, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

13. Restrictive Covenants. You hereby agree to the following restrictive covenants as consideration of the grant of the PSUs:

(a) You hereby agree and acknowledge that the grant of the PSUs is conditioned upon your continued compliance with any and all confidentiality, non-compete and/or non-solicitation covenants and restrictions contained in any separate agreement between you and the Company, and if you breach any of such covenants or restrictions, upon written notice delivered to you: (i) the entirety of the Company’s obligations under this Agreement shall terminate in their entirety, (ii) all PSUs that are not then vested and nonforfeitable will be forfeited to the Company immediately and automatically, and (iii) you shall have no further rights or privileges under this Agreement.

14. Notices. All notices and other communications made or given pursuant to this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company, or in the case of notices delivered to the Company by you, addressed to the Committee, care of the Company for the attention of its Secretary at its principal executive office or, in either case, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to this award of PSUs by electronic means or to request your consent to accept this award of PSUs by electronic means. You hereby consent to receive such documents by electronic delivery.

15. Entire Agreement. This Agreement, together with the relevant Notice, contain the entire agreement between the parties with respect to the PSUs granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the PSUs granted hereunder shall be void and ineffective for all purposes.

16. Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the PSUs as determined in the discretion of the Committee, except as provided in a written document signed by each of the parties hereto.

17. Change in Control Provisions.

(a) Termination of Award. Notwithstanding the provisions of Section 17(b), in the event that any transaction resulting in a Change in Control occurs, the Award, if outstanding at such time, will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of the Award by, or for the issuance therefor of a Substitute Award of, the surviving or successor entity or a parent thereof. Solely with respect to if the Award will terminate as a result of the immediately preceding sentence, the vesting and earnings of the Award shall be as provided for in Exhibit A on the occurrence of a Change in Control during the Performance Period.

(b) Continuation, Assumption or Substitution of Awards. The Committee may specify, on or after the Grant Date, the consequences of your termination of Service that occurs coincident with or following the occurrence of a Change in Control, if a Change in Control occurs under which provision is made in connection with the transaction for the continuation or assumption of outstanding Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof.

(c) Other Permitted Actions. In the event that any transaction resulting in a Change in Control occurs, the Committee may take any of the actions set forth in Section 8 with respect to the Award.

18. 409A Savings Clause. This Agreement and the PSUs granted hereunder are intended to be exempt from or comply with the requirements of Section 409A of the Code and the regulations and IRS guidance promulgated thereunder (“Section 409A”). In administering this Agreement, the Company shall interpret this Agreement in a manner consistent with Section 409A. To the extent necessary to comply with Section 409A, if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of additional taxation on you in respect of the shares under Section 409A. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Section 409A and Treasury Regulation Section 1.409A-2(b)(2). For purposes of Section 409A, the payment of dividend equivalents under this Agreement, if any, shall be construed as earnings and the time and form of payment of such dividend equivalents shall be treated separately from the time and form of payment of the underlying PSUs.

19. No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this award of PSUs and shall not be liable to you for any adverse tax consequences to you arising in connection with this award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this award and by signing the Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

20. No Funding. This Agreement constitutes an unfunded and unsecured promise by the Company to issue shares of Common Stock in the future in accordance with its terms. You have the status of a general unsecured creditor of the Company as a result of receiving the grant of PSUs.

21. Effect on Other Employee Benefit Plans. The value of the PSUs subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

22. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Minnesota, without regard to its provisions concerning the applicability of laws of other jurisdictions. As a condition of this Agreement, you agree that you will not bring any action arising under, as a result of, pursuant to or relating to, this Agreement in any court other than a federal or state court in the districts which include New Jersey, and you hereby agree and submit to the personal jurisdiction of any federal court located in the district which includes New Jersey or any state court in the district which includes New Jersey. You further agree that you will not deny or attempt to defeat such personal jurisdiction or object to venue by motion or other request for leave from any such court.

23. Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Committee in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Committee. You further agree that in the event that the Committee does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Committee’s decision.

24. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25. Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the PSUs, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

26. No Future Entitlement. By your signing the Notice, you acknowledge and agree that: (i) the grant of a restricted stock unit award is a one-time benefit which does not create any contractual or other right to receive future grants of restricted stock units, or compensation in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants and the terms thereof will be at the sole discretion of the Committee; (iii) the value of the restricted stock units is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (iv) the value of the restricted stock units is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of the restricted stock units ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) the Company does not guarantee any future value of the restricted stock units; and (vii) no claim or entitlement to compensation or damages arises if the restricted stock units decrease or do not increase in value and you irrevocably release the Company from any such claim that does arise.

27. Personal Data. For purposes of the implementation, administration and management of the restricted stock units or the effectuation of any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or other similar corporate transaction involving the Company (a “Corporate Transaction”), you consent, by execution of the Notice, to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to a potential Corporate Transaction. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the restricted stock units or the effectuation of a Corporate Transaction and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage the restricted stock units or effect a Corporate Transaction. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a restricted stock unit award.

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GLOSSARY

(a) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Axogen or any successor to Axogen. For this purpose, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

(b) “Agreement” means this document, as amended from time to time, together with the Notice which is incorporated herein by reference.

(c) “Board” means the Board of Directors of Axogen.

(d) “Cause” means as such term is defined in the Executive Employment Agreement between the Company and you dated effective as of August 9, 2024 as may be amended from time to time.

(e) “Change in Control” means the first of the following to occur: (i) a Change in Ownership of Axogen, (ii) a Change in Effective Control of Axogen, or (iii) a Change in the Ownership of Assets of Axogen, as described herein and construed in accordance with Code section 409A.

a. A “Change in Ownership of Axogen” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of Axogen that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of Axogen. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50%, on a fully diluted basis, of the total fair market value or total voting power of the capital stock of Axogen, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of Axogen or to cause a Change in Effective Control of Axogen (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which Axogen acquires its stock in exchange for property will be treated as an acquisition of stock.

b. A “Change in Effective Control of Axogen” shall occur on the date either (A) a majority of members of Axogen’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of Axogen’s Board before the date of the appointment or election, or (B) any one Person, or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of Axogen possessing 50% or more of the total voting power of the stock of Axogen.

c. A “Change in the Ownership of Assets of Axogen” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from Axogen that have a total gross fair market value equal to or more than 51% of the total gross fair market value of all of the assets of Axogen immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of Axogen, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A) A “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by Axogen and by entities controlled by Axogen or an underwriter, initial purchaser or placement agent temporarily holding the capital stock of Axogen pursuant to a registered public offering.

(B) Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C) A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of Axogen.

(D) For purposes of the definition of Change in Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

(g) “Committee” means the Compensation Committee of the Board.

(h) “Common Stock” means shares of common stock of Axogen, par value $0.01 per share, and any capital securities into which they are converted.

(i) “Director” means a member of the Board.

(j) “Fair Market Value” means, on a per share basis as of any date, unless otherwise determined by the Committee:

a. if the principal market for the Common Stock (as determined by the Committee if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Committee may select;

b. if the principal market for the Common Stock is not a national securities exchange or an established securities market, but the Common Stock is quoted by a national quotation system, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Committee may select; or

c. if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Committee in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Stock conducted by a nationally recognized appraisal firm selected by the Committee.

Notwithstanding the preceding, for foreign, federal, state and local income tax reporting purposes and for such other purposes as the Committee deems appropriate, the Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(k) “Grant Date” means the effective date of a grant of PSUs made to you as set forth in the relevant Notice.

(l) “Notice” means the statement, letter or other written notification provided to you by the Company setting forth the terms of a grant of PSUs made to you.

(m) “PSU” means the Company’s commitment to issue one share of Common Stock at a future date, subject to the terms of the Agreement.

(n) “Qualified Retirement” means the termination of your Service after attainment of age sixty (60) with at least ten (10) years of continuous service, provided that: (i) as a Vice-President or above, if you elect to terminate your Service voluntarily, you have provided the Company with at least twelve (12) months’ advance notice of your retirement date or such other term of advance notice as is determined by the Chief Human Resources Officer of the Company; (ii) as a Vice-President or above, if the Company elected to terminate your Service, such termination is without Cause and (iii) during the three (3) years prior to the year in which such termination of Service occurs, you have maintained consistent historical performance reviews.

(o) “Service” means your employment, service as a non-executive director, or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger, or other corporate transaction, the trade, business, or entity with which you are employed or otherwise have a service relationship is not Axogen, Inc., or its successor or an Affiliate of Axogen, Inc. or its successor.

(p) “You” or “Your” means the recipient of the PSUs as reflected on the applicable Notice. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the PSUs may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

{End of Agreement}

Exhibit A

Terms of Performance Restricted Stock Units

Performance Vesting

Performance Period and Allocation of Target Number of PSUs

The Performance Period is the period beginning January 1, 2024 and ending December 31, 2025.

The Target Number of PSUs will fully vest upon FDA’s approval of the Company’s biologics license application for Avance Nerve Graft (the “Performance Goal”).

For purposes of this Agreement, the Performance Goal is deemed achieved on the Certification Date on which the Committee certifies that the Performance Goal has been achieved by the Company. Notwithstanding the foregoing and anything to the contrary in this Agreement, none of the PSUs shall vest prior to the one-year anniversary of the Grant Date, regardless of whether the Performance Goal is achieved prior to such one-year anniversary.

If you remain in continuous Service through the achievement of the Performance Goal and through the one-year anniversary of the Grant Date, 100% of the Target Number of PSUs will vest.

Termination of Service During Performance Period

If your Service terminates during the Performance Period for any reason other than due to a Qualified Retirement, the PSUs will be forfeited in their entirety if the Performance Goal has not been achieved and certificated while you remained in Service.

If your Service terminates during the Performance Period due to your termination by the Company without Cause and the Performance Goal has already been achieved at the time of such termination, then the PSUs will vest on the one-year anniversary of the Grant Date, if not previously vested.

For the avoidance of doubt, if your Service terminates prior to the one-year anniversary of the Grant Date for any reason other than due to a Qualified Retirement or a termination by the Company without Cause, none of your PSUs shall vest and you shall forfeit your PSUs in their entirety.

If your Service terminates during the Performance Period due to a Qualified Retirement, the PSUs will remain eligible to vest as set forth in Section 4 of the Agreement.

Occurrence of a Change in Control During Performance Period

If the closing of a Change in Control occurs during the Performance Period, subject to the terms of the Notice, the Committee will determine, in its sole discretion, to what extent any of the PSU will vest prior to the date of the closing of the Change in Control.